    OFFICE BUILDING LEASE

THIS LEASE, made and entered into this 5th day of January, 2021, by and between Union Bank and Trust Company, hereinafter called "Landlord", and National Education Loan Network, Inc hereinafter called "Tenant".

    WITNESSETH:

1.    PREMISES. Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, Class A office space in the building planned for construction in the Heartwood Preserve Development at 144th and West Dodge Road, Omaha, Nebraska, to-wit:

The space outlined in red on Exhibit "A" attached hereto containing approximately 44,539 rentable square feet (exact square footage to be calculated upon final space plan per BOMA standards), with 24,804 rentable square feet located on the second floor of the building and 19,735 rentable square feet located on the third floor of the building.

Such leased premises hereinafter are referred to as the "Premises". In addition to the Premises, Tenant shall enjoy the nonexclusive use of any exterior automobile parking areas, access roads, driveways, walkways, sidewalks, restrooms, stairwells, hallways, elevators, entrance and exit doors, and other common areas (referred to herein as the "Common Areas") furnished by Landlord in or for the benefit of the Building, subject to control and reasonable regulation by Landlord.

2. TERM. The term of this lease shall be for five (5) years commencing one hundred twenty (120) days from the date tenant takes possession upon substantial completion of the Core & Shell construction of the Building (“Commencement Date”) as defined and described in Exhibit F. Full construction plans and schedule will be provided and agreed upon between Tenant and Landlord prior to lease execution. Landlord and Tenant shall enter into a written memorandum setting forth the commencement date and the termination date of the term of this lease. (Tenant shall have the right to access the space upon lease execution and/or substantial completion of the Core & Shell to begin the preparation for occupancy of the premises.) Tenant’s access shall not interfere with any tenant improvements taking place. There shall be no rent charged during this period.

3.    (a) BASE RENT. Tenant agrees to pay Landlord, without demand, deduction, or set off, at _________________c/o OMNE Partners, 13340 California Street Suite 100, Omaha NE 68154, or at such other place as Landlord from time to time may designate in writing, an annual base rent payable by Tenant in equal consecutive monthly installments, in advance, on the first day of each calendar month during the term of this lease. The Base Rent for the initial term shall as state in the below rent schedule:

Months 1 -60 @ $22.00 PER SQUARE FOOT PER YEAR, NNN

Rent for any period of less than a calendar month shall be prorated on a daily basis based on the amount of days in that specific month and shall be paid on the execution of this lease and on the first day of the last calendar month during the term of this lease.

(b) ADDITIONAL RENT. In addition to the base rent specified in paragraph 3(a) above, Tenant also shall pay to Landlord as additional rent for each calendar year during the term of this lease, without demand, deduction, or set off, an amount determined as follows:
(1)    For each calendar year, Landlord shall compute the actual costs and expenses without markup ("Operating Costs") incurred by the Landlord in operating, managing, repairing, and maintaining the Building and the Common Areas, including but not limited to all improvements from time to time located therein or thereon. Operating costs shall include but not be limited to the following: (1) all actual energy and utility costs, including but not limited to gas, electricity, fuel oil, propane, water, and sewer use fees, (2) personal property taxes levied and assessed against property used in the operation and maintenance of the Building and Common Areas, (3) real estate taxes as described in paragraph 25 below (4) janitorial and trash removal services whether supplied by employees of Landlord or independent contractors, salaries of janitorial personnel (including payroll taxes, fringe benefits, and workmen's compensation insurance), and janitorial supplies, (5) all expenses, fees, and costs (including but not limited to materials, supplies, salaries of maintenance personnel and related payroll taxes, fringe benefits, and workmen's compensation insurance) incurred in connection with all repairs, maintenance, and replacements of any improvements, fixtures, systems, and equipment in or about the Building, Common Areas and Tenant premises, (6) all Building management costs and fees, including but not limited to office supplies, salaries, staff and support costs, advertising costs, and other management costs and expenses, incurred by Landlord and any and all management fees and costs paid to independent contractors, (7) exterior and interior landscaping, snow removal, and grounds maintenance costs including but not limited to parking lot resurfacing, striping, repair, and maintenance, (8) general maintenance of the roofing and building exterior (9) actual rental payments for equipment, fixtures, and systems of any kind owned or leased and used by Landlord in connection with the management, operation, or maintenance of the Building and the Common Areas, (10) premiums and other charges for property insurance, commercial general liability insurance, boiler insurance, rent insurance, and any other insurance coverages on or relating to the Building, the Common Areas, and the Land, (11) costs of all nominal light bulbs and/or lighting used in the Building, and (12) all contract services of any kind (such as but not limited to security and alarm services) and all other costs, fees, and expenses incurred by Landlord with respect to the management, repair, maintenance, and operation of the Building and the Common Areas; provided, however, that operating costs shall not include (1) except as otherwise provided above, the cost of capital improvements in connection with the repair or replacement of the roof, foundation, exterior walls, and other structural elements of the Building; (2) costs and expenses incurred by Landlord in performing any obligations of any tenant of the Building which fall within the scope of the Tenant's obligations under paragraph 7 of this lease; and (3) depreciation on the Building and Improvements or amounts paid toward principal or interest of loans of Landlord..

(2)    Tenant's additional rent under this paragraph 3(b) for a particular calendar year shall be the Tenant Fraction (as described in paragraph 38) of the operating costs for such calendar year; provided, that if such calendar year does not fall entirely within the term of this lease, then Tenant shall pay only that fraction of the amount of additional rent determined under the preceding provisions of this subparagraph (2) whose numerator is the number of days during such calendar year which fall within the term of this lease and whose denominator is 365.
(3)    Parking, under Paragraph 14 below.

Landlord shall estimate the amount of such additional rent for a particular calendar year at the beginning of such calendar year and Tenant shall pay one-twelfth (1/12) of such estimated amount to Landlord concurrently with Tenant's monthly payments of base rent pursuant to paragraph 3(a). As soon as Tenant's actual additional rent under this paragraph 3(b) for the particular calendar year has been determined, (i) if Tenant has paid less than the full amount due, Tenant promptly shall pay to Landlord any remaining amount of such additional rent then due or (ii) if Tenant has paid more than the full amount due, Landlord shall credit the excess amount against Tenant's next additional rent payment or payments coming due under this paragraph 3(b) or, if the term of Tenant's lease expired at the end of such calendar year, shall refund such excess amount to Tenant.

4.    PERMITTED USE. Tenant may use and occupy the Premises for general office; administrative and general support functions consistent with Tenant’s existing businesses, including operation of contact centers, and no other purpose provided Tenant does not exceed the Building’s parking ration of 5:1,000. Tenant agrees to conduct its business at all times in a responsible and reputable manner and at all times to comply with all laws, ordinances, and governmental regulations affecting the Premises and its cleanliness, safety, occupancy, and use. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. Tenant shall faithfully comply with the rules and regulations attached as Exhibit “C” hereto. Landlord reserves the right, from time to time, to make all reasonable modifications to such rules and regulations. The addition to and modification of such rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant.

5.    LANDLORD'S COVENANTS. Landlord covenants that it is the owner of the real estate described in paragraph 1 of this lease; that the Premises will be wholly contained within the tract of real estate described in Exhibit B to this lease; and that Landlord has full power and authority to make this lease with Tenant. Landlord further covenants that Tenant, upon the complete and timely payment of all rent and performance of Tenant's other obligations under this lease, shall peacefully and quietly have, hold, and enjoy the occupancy of the Premises throughout the term of this lease or until this lease is sooner terminated in accordance with its provisions without any disturbance from Landlord or anyone claiming by, through, or under Landlord.

6.    MECHANIC'S LIENS. If any mechanic's lien or other lien is filed against the Building or Land or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, then Tenant shall cause each such lien to be cancelled and discharged of record by bond or otherwise within ten (10) business days after notice by Landlord and shall indemnify, defend and hold harmless Landlord from any costs, expenses, damages, or liabilities directly or indirectly resulting from such lien.

7.    MAINTENANCE AND REPAIRS. Tenant, at its expense, shall keep the Premises neat, orderly, safe, and clean (as described later in this Paragraph) and promptly shall make any and all repairs and replacements to the Premises, to the Building and the fixtures and equipment constituting a part thereof, and to the Common Areas which may be required as a result of any malicious, willful or negligent act or omission of Tenant or Tenant's contractors, concessionaires, licensees, agents, servants, invitees, employees, or anyone else for whom Tenant may be responsible. Tenant, at its expense, also shall maintain, repair and replace any special heating, ventilating, air conditioning and related systems added by Tenant to serve the Premises (eg: special temperature or humidity controls for computer room). Tenant shall, at its expense, provide all light bulbs for the Premises, (except for nominal light bulbs and/or lighting furnished and installed by Landlord as described in paragraph 3), but Landlord shall install such light bulbs provided by Tenant. Landlord shall operate, manage, repair, and maintain (1) the Common Areas, (2) the roof, foundation, exterior walls, and other structural elements of the Building, and (3) the heating, air conditioning, sprinkler, sewer, plumbing, fluorescent lights and electrical systems serving the Building, subject to Tenant's obligations with respect to Tenant's share of the costs of such operation, management, repair, and maintenance as provided in paragraph 3(b) of this lease. Landlord shall also make all non-structural repairs and replacements of any kind which become necessary to the Premises during the term of this lease so as to keep the Premises in good condition and repair and shall maintain and keep in good repair the electrical and plumbing fixtures located within the Premises and sewer drains immediately related to such plumbing fixtures,

8.    ENVIRONMENTAL MATTERS. For purposes of this paragraph "Hazardous Substance" shall have the meaning given to such phrase in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC §9601, et seq.) and also shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials which are regulated by any federal, state, or local law, ordinance, rule, regulation, or policy relating to the protection of the environment, provided, reasonable and customary amounts of necessary janitorial supplies, even if included in the above definition, will be permitted in the Premises. For purposes of this paragraph, an "Environmental Regulation" is any federal, state, or local law, ordinance, rule, regulation, or policy governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, discharge, emission, or disposal of any Hazardous Substance. Tenant shall not use, store, handle, produce, dispose of, discharge, take any other actions, or allow anyone else to take any of such actions, with respect to any Hazardous Substance in, at, on, or from the Premises in any manner which violates any Environmental Regulation. During the term of this lease and any other periods of Tenant's occupancy of the Premises, Tenant at its expense shall obtain, maintain in effect, and comply with all permits and licenses required by any Environmental Regulation applicable to Tenant or the Premises. Within three (3) business days after Tenant is notified or otherwise becomes aware of any actual or potential violation or alleged violation of any Environmental Regulation involving or relating to the Premises, Tenant shall notify Landlord in writing of such actual or potential violation or alleged violation and promptly shall deliver to Landlord copies of any written materials that Tenant may have or thereafter receive which pertain to or purport to give notice of such actual or potential violation or alleged violation. Tenant, at its expense, promptly shall conduct and complete all investigations, studies, sampling, testing, removal, and other actions necessary to clean up and remove from the Premises any Hazardous Substance which may have been introduced into or upon the Premises during the term of this lease or any other period of occupancy of the Premises by Tenant, all in accordance with and as required by any applicable Environmental Regulation and the orders and directions of federal, state, and local governmental authorities having jurisdiction over the Premises or such actions. Tenant shall provide Landlord and Landlord's agents or representatives with access to the Premises and to Tenant's files and records at all reasonable times for the purpose of verifying Tenant's compliance with the requirements of this paragraph. Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature (including but not limited to attorney fees, fees of environmental consultants, and laboratory fees) known or unknown, contingent or otherwise, arising out of or in any way related to the presence, release, threatened release, or disposal of any Hazardous Substance in, upon, or from the Premises or arising out of or in any way related to the violation by Tenant or the Premises of any Environmental Regulation during the term of this lease and any other period of Tenant's occupancy of the Premises. The obligations of Tenant under this paragraph shall survive the termination of this lease and of Tenant's occupancy of the Premises.

9.    SIGNS AND TRADE FIXTURES. Tenant shall not install any signs upon the exterior of the Building. Tenant shall not install any signs within the interior atrium windows of the Premises without prior written approval from Landlord's Managing Agent. Tenant shall utilize one (1) exterior marque sign, paid for by the Tenant and installed by Landlord. Signage design must be approved by Landlord. Interior signage must be approved by Landlord in its sole and absolute discretion. Sign costs related to the interior space, suite signage and monument signage will be funded by the Tenant. Tenant may install in or upon the Premises and remove therefrom such trade fixtures as it may deem necessary or appropriate to its business operations; provided that the removal of such trade fixtures shall cause no material damage to the Premises. Any damage which may be caused to the Premises by the removal of any of Tenant's trade fixtures shall be repaired by Tenant at its expense forthwith upon the removal of any such trade fixtures; provided that such damage is not caused by the negligence of Landlord or its contractors, agents, servants, employees, or anyone else for whom Landlord may be responsible.

10.    ALTERATIONS BY TENANT. Tenant shall make no alterations or additions whatsoever to the Premises or to any of the mechanical, electrical, plumbing, heating, air conditioning, sprinkler, or sewer systems serving the Premises without prior written consent of Landlord. At the time Landlord's consent to any alterations or additions is sought, Tenant shall submit to Landlord plans and specifications for such work, together with a statement of the estimated cost of such work. Such plans and specifications shall be reviewed by the Landlord for conformance to the Building Rules, Regulations and Standards. All such alterations or additions shall be completed in a good and workmanlike manner with first-class materials. At Landlord's option, any additions or alterations made to the Premises by Tenant shall remain a part of the Premises and be surrendered therewith upon the termination of this lease or, upon the termination of this lease, Tenant shall restore the Premises to their original condition at Tenant's expense, including removal of all abandoned wiring and cabling installed by Tenant.

11.    INDEMNIFICATION.

(a)    Tenant agrees to indemnify, defend, and hold harmless Landlord, its parents, subsidiaries, and affiliates, from and against any and all claims, demands, causes of action, liabilities,

lawsuits, damages, fines, expenses of every kind and character, including reasonable attorney fees, for any personal or bodily injury to persons on the Land or in the Building, or damage to real or tangible personal property, including the Land, the Building, the Common Areas, Building spaces leased to others, the Premises, and any tangible personal property thereon, arising out of or related to Tenant’s use, occupancy, management or control of the Premises and Tenant’s operations or activities on the Land or in the Building or Common Areas, and to the extent caused by the negligent or willful acts or omissions by Tenant, its employees, agents, representatives, contractors, invitees, or anyone else for whom Tenant may be responsible.

(b)    Landlord agrees to indemnify, defend, and hold harmless Tenant, its parents, subsidiaries, and affiliates, from and against any and all claims, demands, causes of action, liabilities, lawsuits, damages, fines, expenses of every kind and character, including reasonable attorney fees, for any personal or bodily injury to persons on the Land or in the Building, damage to the Premises, or damage to any tangible personal property on the Land or in the Premises or Building spaces leased to others, arising out of or related to Landlord’s operation, activities, management or control of the Building and Common Areas (other than the Premises or Building spaces leased to others) and to the extent caused by the negligent or willful acts or omissions of Landlord, its employees, agents, representatives, contractors, invitees, or anyone else for whom Landlord may be responsible.

12.    TENANT’S INSURANCE. Tenant, at its expense at all times during the term of this lease and any other period of occupancy of the Premises by Tenant, shall provide and maintain with respect to the Premises the following minimum insurance coverage and limits:

(a)    Commercial General Liability. Commercial general liability insurance with coverage limits of not less than $2,000,000 aggregate and $1,000,000 per occurrence, and with a policy endorsement naming Landlord as an additional insured on a primary, non-contributory basis. Such commercial general liability policy also will provide a wavier of subrogation in favor of the Landlord.
(b)    Excess Liability Insurance. Umbrella or Excess liability insurance that schedules the general liability underlying policy, with coverage limits of at least $5,000,000, with waiver of subrogation in favor of the Landlord and with a policy endorsement naming the Landlord as an additional insured primary noncontributory.
(c)    Property Insurance. Property insurance to cover Tenant’s improvements and betterments to the Premises, on a replacement cost basis and with Special Perils to be covered, with waiver of subrogation in favor of the Landlord, and naming the Landlord as a loss payee.
(d)    Worker’s Compensation. Worker’s compensation at statutory limits covering Tenant’s employees at the Premises, with a wavier of subrogation in favor of the Landlord.

(e) Tenant shall furnish to Landlord Certificate(s) of Insurance evidencing the above insurance and coverages on an annual basis.
(f)     All Tenant insurance policies and Certificate(s) shall be endorsed with 30-day notice of cancellation or non-renewal to Landlord.

13.    PROPERTY INSURANCE. Landlord, at all times during the term of this lease and any other period of occupancy of the Premises by Tenant, shall provide and maintain at Landlord's expense commercial property insurance that includes Special Perils, with coverage limits of not less than eighty percent (80%) co-insurance basis of the Building Replacement Cost. Tenant understands and agrees that the premiums for and any other costs related to such insurance will be included in "operating costs" for purposes of paragraph 3(b). Tenant further understands and acknowledges that such property insurance will not cover any of Tenant's property, including but not limited to leasehold improvements, in the absence of a prior written agreement between Landlord and Tenant with respect to such coverage.

14.    PARKING. Tenant and its employees shall park their motor vehicles only in the areas of the parking lot specifically designated by Landlord for that purpose. Tenant shall be allotted a maximum of fifteen (15) designated parking stalls in the garage parking lot. The total number of stalls shall be mutually agreed upon and articulated by written amendment to this Agreement at a cost of $125.00 per month per garage parking stall.

15. ASSIGNMENT AND SUBLETTING. Tenant will have the right to sublease or assign its premises with Landlord's consent, which shall not be unreasonably withheld. Additionally, tenant shall have the right, so long as it remains liable under the lease, to assign or sublease or otherwise permit occupancy of Tenant’s premises to any related entity or affiliate of Tenant, whether by merger or consolidation, or to any successor firm.

16.    ENTRY BY LANDLORD. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting the Premises and for all other necessary purposes; provided, that such entry shall not unreasonably interfere with the conduct of Tenant's business. Landlord and Building Manager shall have the right to enter the Premises at any time in the event of an emergency. For a period commencing six (6) months prior to the termination of this lease, Landlord may have reasonable access to the Premises for the purpose of exhibiting the Premises to prospective tenants thereof and may display "For Lease" signs on the Premises.

17.    SERVICES. Landlord shall furnish reasonably adequate heating and air conditioning for the Premises as provided during normal business hours as provided in Exhibit “C” and at such other times as Landlord may deem necessary or desirable in the manner customary in the Building. Heating and cooling services shall be delivered to the Building upon the following schedule: Monday – Friday: 6:00am – 6:00pm; Saturday: 8:00am – 12:00pm. Should Tenant require additional/off-hours HVAC service, Tenant shall notify Building management of Tenant’s requirement no less than 24 hours in advance. Said service shall be billed at $_______ per hour, per floor. Landlord shall furnish water (if the Premises contain any plumbing fixtures) and electricity for the Premises; provided that Tenant shall not install or use any equipment in the Premises which requires unusual or excessive amounts of electricity without Landlord's prior written consent. Landlord will provide janitorial services five (5) days per week commensurate with other Class "A" office buildings in the Omaha market. Specifications of such services are described in in Exhibit “D”. Tenant agrees that Landlord shall have the right to discontinue any service above mentioned or any part thereof whenever and during any period for which bills for rent or other services are not promptly paid by Tenant. Tenant further agrees that Landlord shall not be liable for damages, nor shall the rent provided for in this lease be abated, for Landlord's failure to furnish or delay in furnishing any service above mentioned when such failure to furnish or delay in furnishing, is occasioned, in whole or in part, by reasonably necessary repairs, renewals, or improvements, any strike or labor controversy, any accident or casualty whatsoever, or any other cause or causes beyond the reasonable control of Landlord; provided, that Landlord shall follow reasonable maintenance and replacement schedules to maintain the Building and the fixtures and equipment constituting a part thereof in good operating condition. Tenant understands and agrees that Landlord's costs and expenses incurred in providing the services referred to in this paragraph will be included in "operating costs" for purposes of paragraph 3(b).

18.    DAMAGE BY CASUALTY. If, during the term of this lease, the Premises shall be so damaged by fire or other casualty as to be rendered wholly or partially untenantable, then the rent shall be abated in proportion to Tenant's loss of use of the Premises while the Premises remain wholly or partially untenantable; and in the event of such damage Landlord shall, within thirty (30) days after such damage, elect whether to repair the Premises or to terminate this lease and notify Tenant in writing of such election. If Landlord elects not to repair the Premises, then this lease shall be deemed to have been terminated as of the date of such damage; but Landlord and Tenant shall fulfill all of their obligations under this lease which accrued on or before the effective date of such termination. If Landlord elects to repair the Premises, then Landlord shall complete such repairs within 270 days after the occurrence of such damages and, upon completion thereof, shall so notify Tenant in writing whereupon Tenant's obligation to pay the full amount of its rent under this lease shall resume as of the date the repaired Premises are made available to Tenant for occupancy.

19.    BANKRUPTCY. In the event that Tenant becomes subject to voluntary proceedings, or involuntary proceedings which are not dismissed within sixty (60) days of filing, under the Bankruptcy Reform Act of 1978 (the “Act"), Landlord shall have all of the rights and remedies which are available to a Landlord under the Act in such event.

20. HOLDOVER. In the event Tenant, does not immediately surrender the Premises on the date of expiration of the term of this Lease or any extension period thereof, Tenant shall, by virtue of this section of the Lease, become a tenant by the month and hereby agrees to pay to Landlord a Monthly Base Rent equal to one hundred twenty-five percent (125%) of the then current base rent.

21.    WAIVERS. One or more waivers by Landlord or Tenant of a breach of any covenant or condition by the other of them shall not be construed as a waiver of the subsequent breach of the same covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by either requiring the other's consent or approval shall not be deemed to waive or render unnecessary either party's consent to or approval of any subsequent similar act by the other party.

22.    WAIVER OF CLAIMS. Tenant agrees that (except for the willful misconduct, gross negligence, or unlawful acts or omissions of Landlord and Landlord's agents and employees) Landlord and Landlord's agents and employees shall not be liable for and Tenant hereby waives all claims for damage to persons or property sustained by Tenant or any person claiming by, through, or under Tenant resulting from any accident or occurrence in or upon the Premises or any part of the Building, Common Areas, or Land, including but not limited to claims for damage resulting from (a) any of Tenant’s equipment, fixtures and trade fixtures or appurtenances becoming out of repair; (b) injury done or occasioned by fire or wind or other natural condition or event; (c) any defect in or failure of plumbing, heating, sprinkler, or air conditioning equipment, electrical wiring or equipment, gas, water, or steam pipes, elevators, stairs, porches, railings, driveways or walks; (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking, or running over of any tank, tub, washstand, water closet, waste pipe, drain, or any other pipe or tank in, upon, or about the Premises or the stoppage of any utility service for the purpose of inspecting the system or making repairs thereto; (g) the escape of steam or hot air; (h) water, snow, or ice being upon or coming through the roof, skylight, trap door, stairs, walks, or any other place upon or near the Premises or otherwise; (i) the falling of any fixtures, plaster, or stucco; and (j) any act, omission, or negligence of co-tenants or of other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property.

23.    NOTICES. Whenever under this lease a provision is made for notice of any kind, such notice shall be given in writing and sent by personal delivery or e-mail to Andy Kutilek c/o OMNE Partners, 13340 California Street Suite 100, Omaha NE 68154 with a copy to _____________________Omaha, NE ________ and to Tenant at the Premises or at such other address as either party may from time to time designate in writing. Each such notice shall be deemed to have been given at the time it shall be personally delivered to such address or upon delivery via e-mail in the manner prescribed herein. Tenant’s address:

Nelnet

121 S. 13th Street, Suite 100
Lincoln, NE 68508

24.    RELATIONSHIP OF PARTIES. Nothing contained in this lease shall be deemed or construed by the parties hereto, or by any third party, to create the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

25.    REAL ESTATE TAXES. Landlord agrees to pay, prior to delinquency, the general real estate taxes on the Land, Common Areas, and Building whose delinquency dates occur during the term of this lease and any installments of special taxes or assessments against or allocable to the Land, Common Areas, or Building which if not timely paid would become delinquent during the term of this lease. Any such taxes paid or payable by Landlord (except amounts paid in lieu of taxes under any redevelopment agreement, tax increment financing agreement or similar government agreement) shall be included as part of the operating expenses referred to in paragraph 3(b) and Tenant shall pay the Tenant Fraction of such taxes as provided in paragraph 3(b). Tenant agrees to pay when due all property tax which during the term of this lease may be assessed against any personal property, fixtures, or leasehold improvements of Tenant at any time located in or about the Premises.

26.    DELAYS IN PERFORMANCE. The performance by Landlord and Tenant of any of their respective obligations or undertakings provided for in this lease (except the payment of rent or any other sums of money payable by Tenant under this lease) shall be excused and no default shall be deemed to exist in the event and so long as the performance of any such obligation or undertaking is prevented, delayed, retarded, or hindered by any act of nature, declared pandemic, fire, earthquake, flood, explosion, action of the elements, war, riot, failure of transportation, strikes, lockouts, action of labor unions, condemnation, laws, orders of government or civil or military authorities, inability to procure labor, equipment, facilities, materials or supplies in the open market, or any other cause beyond the reasonable control of Landlord or Tenant, as the case may be.

27.    DELINQUENT PAYMENTS. If any base rent, additional rent, or other sums due and payable by Tenant under this lease are not paid within ten 10) days after such base rent, additional rent, or other sums are due and payable, then Tenant, at Landlord’s option, shall pay a late charge of ten percent (10%) of the amount due. If such rent or other sums are not paid within thirty (30) days after the due date, then such unpaid base rent, additional rent, or other sums shall bear interest at the rate of sixteen percent (16%) per annum or, if lower, at the maximum contact interest rate allowable by law from their respective due dates until paid.

28.    DEFAULT. If Tenant defaults in the payment of any rent or other sums due and payable to Landlord under this lease and such default continues for a period of ten (10) days, or if Tenant shall violate or default in the performance of any covenants, agreements, stipulations or other conditions contained herein (other than the payment of rent and other sums payable under this lease) and such violation or default continues for a period of thirty (30) days after written notice of such violation or default has been given by Landlord to Tenant (or, in the case of a default not curable within thirty (30) days), if Tenant shall fail to commence to cure the same within thirty (30) days and thereafter proceed diligently to complete the cure thereof), then Landlord, at its option, upon fifteen (15) days prior written notice to Tenant may re-enter and repossess the Premises, with or without process of law, and declare this lease terminated and the term of this lease ended forthwith. Landlord may exercise any legal remedy available to remove all persons and property then located in the Premises, and Landlord shall not be liable for damages by reason of such re-entry and repossession. Notwithstanding such re-entry and repossession by Landlord, the liability of Tenant for the payment of the rent and other sums due hereunder and for the performance of Tenant's other obligations hereunder for the balance of the term of this lease shall not be relinquished or extinguished; and Landlord at any time my commence such one or more actions as it may deem necessary to collect any sums due from Tenant under this lease. In the event of any such re-entry and repossession, Landlord shall have the right to relet all or any portion of the Premises upon such terms and conditions as Landlord may deem appropriate; and any such reletting shall not relieve Tenant of any of its obligations to Landlord under this lease, except to the extent of any net rentals actually received by Landlord from such reletting after deducting all of Landlord's expenses (including but not limited to legal expenses, brokerage commissions, and the costs of remodeling the Premises so as to render it suitable for reletting) incurred in preparing for and accomplishing such reletting. Tenant further agrees to pay, in addition to the rentals and other sums agreed to be paid hereunder, such additional sums as a court of competent jurisdiction may adjudge reasonable as attorneys' fees in any suit or action resulting in a judgment in favor of Landlord instituted by Landlord to enforce the provisions of this lease or the collection of the rentals or other sums payable by Tenant hereunder.

29.    MEMORANDUM OF LEASE. Both parties agree not to record this lease; but each party hereto agrees, at the request of the other, to execute a memorandum of lease setting forth the rental and other charges payable by Tenant under this lease, and any such memorandum of lease shall expressly state that it is executed pursuant to the provisions contained in this lease and is not intended to vary the terms and conditions of this lease.

30.    SUBORDINATION. Landlord may assign its rights under this lease as security to the holders of one or more mortgages (which term shall include a mortgage, trust deed, or other encumbrance) now or hereafter in force against all or any part of the Building, Common Areas, or Land. Upon the request of Landlord, Tenant will subordinate its rights hereunder to the lien of one or more mortgages (which term shall include a mortgage, trust deed, and other encumbrance) now or hereafter in force against all or any part of the Building, Common Areas, or Land and to all advances made or hereafter to be made upon the security thereof; provided, that any such mortgage shall provide that the mortgagee, in the event of its acquiring title to the Building, Common Areas, or Land, whether through foreclosure, judicial process, or otherwise, shall recognize the validity of this lease and shall honor the rights of Tenant hereunder so long as Tenant (a) is not in default under this lease at the time such mortgagee acquires such title and (b) agrees to attorn to such mortgagee as if it were the original Landlord hereunder.

31.    CUMULATIVE RIGHTS. The rights, options, elections and remedies of both parties contained in this lease shall be cumulative and may be exercised on one or more occasions; and none of them shall be construed as excluding any other or any additional right, priority, or remedy allowed or provided by law.

32.    EMINENT DOMAIN. If the whole or any part exceeding twenty-five percent (25%) of the Premises shall be taken by any public authority under the power of eminent domain, then the lease term shall cease as of the earlier of (a) the date possession shall be taken by such public authority, or (b) the date Tenant elects to terminate the lease; and Tenant shall pay rent up to the applicable date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to such date. If twenty-five percent (25%) or less of the floor space of the Premises shall be so taken, then the lease term shall cease only as to the part taken as of the date possession shall be taken by such public authority, and Tenant shall pay its full rent up to that day with an appropriate refund to Tenant of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter the Base Rent and the Tenant Fraction shall be equitably adjusted; in such event, Landlord, at its expense, shall make all necessary repairs and alterations to the Premises and the Building so as to constitute the remaining premises a complete architectural unit. All compensation awarded for any taking under the power of eminent domain, whether for the whole or any part of the Premises, shall be the property of the Landlord, whether such damages be awarded as compensation for the diminution value or loss of the leasehold or for the diminution value of or loss of the fee of the Premises or otherwise; and Tenant hereby assigns to Landlord all of Tenant's right, title, and interest in and to any and all such compensation except for moving costs.

33.    OCCUPANCY. Except as otherwise provided in this paragraph 33, Tenant shall, throughout the term of this lease, continuously occupy the Premises and conduct business therefrom during all normal business hours. Notwithstanding the foregoing, Tenant shall not be required to continuously occupy or conduct business in the Premises (a) when the Premises are untenantable by reason of the occurrence of damage thereto or destruction thereof, (b) for the duration of any governmental order which prohibits the occupancy or conduct of business in the Premises, or (c) during the period of a declared national, state or local pandemic or epidemic, and Tenant determines in its discretion to not occupy or conduct business in the Premises. If Tenant ceases to occupy or conduct business from the Premises for any of the reasons stated above, Tenant shall immediately, but not less than 24 hours after the fact, notify Landlord that Tenant is, has or will cease occupying and/or conducting business in the Premises. Notwithstanding any other provision of this lease, upon notification or upon Landlord learning or discovering that Tenant is no longer occupying or conducting business in the Premises, Landlord shall have the right to enter the Premises at any time for the purpose of inspecting the Premises and for all other necessary purposes. If Landlord is obligated to obtain additional property insurance under paragraph 13 because Tenant ceases to continuously occupy the Premises, any additional premium costs for such insurance shall be charged to and paid by Tenant as additional rent under paragraph 3(b)(1).
    [reserved]

34.    BINDING AGREEMENT. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, legal representatives, successors, and assigns of such parties. No rights, however, shall inure to the benefit of any assigns of Tenant unless the assignment to such assignee has been approved by Landlord in writing if such approval is required by this lease.

35.    ESTOPPEL CERTIFICATES. Tenant, from time to time upon written request from Landlord, agrees to execute, acknowledge, and deliver to Landlord within seven (7) days of such request, in form reasonably satisfactory to Landlord or Landlord's mortgagee, a written statement certifying that Tenant has accepted the Premises, that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect as modified, setting forth the modifications), that Landlord is not in default hereunder, the date to which the rent and other amounts payable by Tenant have been paid in advance (if any), and such additional facts as reasonably may be required by Landlord or Landlord's mortgagee. Tenant understands and agrees that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

36.    GOVERNING LAW. This lease shall be governed by and construed in accordance with the laws of the State of Nebraska. The parties agree that venue and exclusive jurisdiction for any litigation involving this lease shall be in the state and/or federal courts located in Lancaster County, Nebraska.

37.    MULTIPLE COPIES. This lease may executed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

38. DEFINITIONS.
(a)TERM AND LEASE. Except as otherwise expressly stated in this lease, the "term" of this lease shall include the original term and any additional term or extended term, and references to this "lease" shall include this instrument and any properly executed amendment thereof or supplement thereto.
(b)TENANT FRACTION. Whenever used in this lease, the phrase "Tenant Fraction" shall mean that fraction whose numerator is 44,539 square feet (as described in paragraph 1) and whose denominator is _________________ square feet (i.e.: _____

%). In event of any additions to the Premises or the Building, or reduction of the Premises due to eminent domain, the numerator and denominator will be modified to reflect the adjusted rentable square feet involved.
(c)RENTABLE SQUARE FEET. Rentable square feet of the Building shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor, and no deduction shall be made for columns and projections necessary to the Building. The Rentable Area of an office on a particular floor shall be computed by multiplying the Useable Area of that office by the quotient of the division of the Rentable Area of the Building by the Useable Area of the Building, referred to as the “R/UR Ratio”.
(d)USEABLE SQUARE FEET. Useable square feet of an office shall be computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Useable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls, and no deduction shall be made for columns and projections necessary to the Building. The Useable Area of the Building shall be equal to the sum of all Useable Areas on each floor of the Building.

39.    NO PERSONAL LIABILITY. Anything in this lease to the contrary notwithstanding, Tenant agrees that it will look solely to the equity, estate, and property of Landlord in the Building, Common Areas, and Land (subject to prior rights of the holder of any mortgage or deed of trust thereon) for the collection of any judgement requiring the payment of money by Landlord in the event of any default on the part of Landlord in the observance or performance of any of the terms, covenants, and conditions of this lease to be observed or performed by Landlord; and Tenant understands and agrees that no other assets of Landlord shall be subject to levy, execution, or other process for the satisfaction of any such judgment or for the enforcement of any rights or remedies of Tenant.

40.    SALE OR UNDERLYING LEASE. In the event of (a) a sale, transfer, or exchange of the Building, Common Areas, and Land or any undivided interest therein, and assignment of this Lease, (b) the making by Landlord of an underlying lease of the Building, Common Areas, and Land, and assignment of this lease, or (c) a sale or transfer and assignment of the leasehold estate under any such underlying lease, the Landlord thereafter shall be entirely relieved of all liability for the covenants and obligations to be performed by Landlord under this lease to the extent of the interest in or portion of the Building, Common Areas, and Land so sold, transferred, or leased; and, without further agreement between any of the parties hereto and the purchaser or transferee in the event of any such sale or transfer or the tenant in the event of any such underlying lease, as the case may be, such purchaser, transferee, or tenant shall be deemed to have assumed and agreed to carry out all of the obligations of Landlord under this lease. As long as any such underlying lease shall be in force and effect, the parties hereto expressly understand and agree that there shall be no liability under this lease on the part of Landlord. Notwithstanding the foregoing provisions of this paragraph, the Landlord, shall not be relieved of any liability to Tenant arising or occurring prior to the sale, transfer, or lease referred to herein.

41.    PARAGRAPH TITLES. The titles of the various paragraphs of this lease have been inserted merely as a matter of convenience and for reference only and shall not be deemed in any manner to define, limit, or describe the scope or intent of the particular paragraphs to which they refer or to affect the meaning or construction of the language contained in the body of such paragraphs.

42.    SEVERABILITY. If any provision of this lease shall be declared legally invalid or unenforceable, then the remaining provisions of this lease nevertheless shall continue in full force and effect and shall be enforceable to the fullest extent permitted by law.

43.    TIME OF ESSENCE. Time is of the essence of this lease, and all provisions of this lease relating to the time of performance of any obligation under this lease shall be strictly construed.

45.    NUMBER AND GENDER. Where the context of this lease requires, singular words shall be read as if plural, plural words shall be read as if singular, and words of neuter gender shall be read as if masculine or feminine.

46. COMPLETION OF PREMISES. Deleted.

47.    SECURITY DEPOSIT. None.

48.ENTIRE AGREEMENT. Tenant and Landlord hereby agree that this document and the Exhibits hereto which are listed below represent the entire agreement between the parties hereto with respect to the Premises and that there are no other agreements, promises, or representations, written or verbal, between the parties hereto pertaining to the Premises or the subject matter hereof. This lease may not be amended or supplemented orally but only by an agreement in writing which has been signed by the party against whom enforcement of any such amendment or supplement is sought.

49.OPTIONS TO EXTEND TERM. If Tenant is not then in default under this lease, Tenant shall have the option to extend the term of this lease for four (4) periods of five (5) year, from and after the expiration of the initial term of this lease, by giving written notice to Landlord of the exercise of such option at least six (6) months prior to the expiration of the prior term. The rental rate of the option period shall increase 1.5% each year of Tenant’s Renewal Term.

50.TELECOMMUNICATIONS. Landlord, at no charge, shall make available to Tenant and/or its telecommunications carriers physical facilities within the building in which the Premises are located as may be reasonably required by such carriers to bring its telecommunications services to the Premises. Further, Tenant’s telecommunications carriers shall be allowed to add additional Points of Entry (POEs) and conduit from the POE to the carrier’s outside plant. Tenant shall, in addition, have the right to install secure conduit if deemed necessary as part of Tenant’s telecom installation. The installation of such equipment shall be subject to the FCC and local zoning codes. The Tenant shall have access to broadband fiber services provided to the floor’s telecommunications room.

51.CONFIDENTIALITY. Landlord and Tenant acknowledge the confidential and proprietary nature of both Landlord confidential information and Tenant confidential information (collectively “Confidential Information”). Landlord and Tenant agree that should one party receive or come into possession of the Confidential Information of the other party, the receiving party will protect and keep the other party’s Confidential Information confidential, will not use such Confidential Information of the other party for any reason or purpose, and will not disclose such Confidential Information of the other party to any other person without the prior written instruction of other party. The term "Confidential Information" shall mean all information regarding a party’s business practices, and any personally identifiable information and/or nonpublic personal information (as that term is defined under the Graham-Leach-Bliley Act and implementing regulations) of the party’s employees and customers, all of which, by its nature, is confidential or proprietary, specifically including, without limitation, all financial data, revenues, rents, operating expenses, net income, capital expenditures, budgets, projections, terms of applicable financing, provisions of tenant leases, marketing strategies and plans, customer information, employee information, and other similar information or data. In the event either party discovers unauthorized access to the Confidential Information provided by the other party, the party suffering the breach will notify the other party within a reasonable period of time, not to exceed five (5) business days by email of the event and the status of efforts to mitigate or resolve the unauthorized access. Promptly upon the request of either party, the receiving party shall surrender or destroy all memoranda, notes, compilations, studies, analyses, records, drawings, manuals and other documents or materials pertaining to, including, or otherwise reflecting the Confidential Information disclosed by the disclosing party. Upon return or destruction of such materials, an authorized representative of each party shall certify in writing that all of the foregoing materials have been surrendered to the other party or destroyed. This Confidentiality provision shall survive termination of this Agreement.

52.TENANT IMPROVEMENTS. Tenant agrees to accept the Premises in “as-is” condition and the Landlord has no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant shall perform all of the Tenant’s Improvements at Tenant’s sole cost based upon mutually agreeable plans and specifications. Tenant’s Improvements shall include all vertical penetrations (stairwells) that are not included in the Building’s Core and Shell construction.

53.BROKERAGE COMMISSION. OMNE Partners represents the Landlord in this transaction and will be paid a fee by the Landlord in accordance with a separate agreement.

54.EXHIBITS. The following Exhibits are a part of this lease and have been attached to this lease prior to its execution:

A -    Floor plan showing location of Premises
B -    Legal description of the Land
C -    Rules and Regulations
D - Janitorial Service Description
E - Base Building Conditions
F - Work Letter Agreement

SIGNATURES ON THE FOLLOWING PAGE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease on the day and year first above written.

	BY:	LANDLORD: Union Bank & Trust Company, a Nebraska State Banking corporation. /s/ Angie Muhleisen
Witness	PRINT/TYPE NAME:	Angie Muhleisen
Date
	ITS:	Member

	BY:	TENANT: National Education Loan Network, Inc /s/ William J Munn
Witness	PRINT/TYPE NAME:	William J Munn

December 30, 2020	ITS:	Secretary
Date

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